EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / David Simpson (212) 575-4545

EMCOR GROUP, INC. REPORTS SECOND QUARTER 2018 RESULTS

- Record Second Quarter Revenues of $1.95 Billion, 3.1% Increase Year-over-Year -
- Record Second Quarter Diluted EPS from Cont. Operations of $1.21, 27.4% Increase Year-over-Year -
- Increases Full-Year Revenue Guidance and Diluted EPS Guidance Range -

NORWALK, CONNECTICUT, July 26, 2018 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter ended June 30, 2018.

For the second quarter of 2018, net income from continuing operations attributable to EMCOR was $71.0 million, or $1.21 per diluted share, compared to $56.8 million, or $0.95 per diluted share, for the second quarter of 2017. Excluding the impairment charge detailed below, non-GAAP net income from continuing operations attributable to EMCOR was $71.9 million, or $1.23 per diluted share, for the second quarter of 2018. Revenues for the second quarter of 2018 totaled $1.95 billion, an increase of 3.1%, compared to $1.90 billion for the second quarter 2017.

Operating income for the second quarter of 2018 was $99.7 million, or 5.1% of revenues, compared to $92.4 million, or 4.9% of revenues, in the prior year period. Included in operating income for the second quarter of 2018 was an impairment charge of $0.9 million. Excluding this impairment charge, non-GAAP operating income for the second quarter of 2018 was $100.6 million, or 5.1% of revenues.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

Selling, general and administrative expenses for the second quarter of 2018 totaled $189.9 million, or 9.7% of revenues, compared to $181.7 million, or 9.6% of revenues, in the year ago period.

The Company's income tax rate in the second quarter of 2018 was 27.2%, compared to an income tax rate of 36.8% in the year ago period.

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EMCOR Reports Second Quarter Results	Page 2

On January 1, 2018, EMCOR adopted the Financial Accounting Standards Board’s new revenue recognition standard, which requires the disclosure of remaining unsatisfied performance obligations (“Remaining Performance Obligations”). Prior to the adoption of the new standard and the related disclosure of Remaining Performance Obligations, the Company had reported backlog on a quarterly basis. As backlog is not a term recognized under the United States generally accepted accounting principles, the Company has eliminated backlog from its reporting starting in the second quarter of 2018. For a detailed discussion regarding the primary difference between Remaining Performance Obligations and historical backlog, please refer to Note 3 in the Company’s Notes to Condensed Consolidated Financial Statements and Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations within the Company’s Form 10-Q for the quarterly period ended March 31, 2018.

Remaining Performance Obligations as of June 30, 2018 were $3.67 billion, compared to $3.60 billion at March 31, 2018. Domestic Remaining Performance Obligations increased $98.0 million from the first quarter of 2018, while Remaining Performance Obligations in the U.K. Building Services segment fell $28.6 million.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “The Company delivered record second quarter revenue and record quarterly diluted earnings per share, building upon the strong momentum that we saw during the start of the year. This was driven by continued strength in our U.S. Construction and Building Services segments, as well as excellent performance in our U.K. Building Services segment. Consistent project execution across our business drove an 8% increase in operating income year-over-year and solid operating margin expansion to 5.1% of revenues. We are very pleased with these results, and continue to see strong project opportunities across geographies and end markets.”

Mr. Guzzi added, “Our U.S. Construction segments continued to perform exceptionally, with combined revenue and operating income growth of 2.4% and 9.8%, respectively. Our U.S. Electrical Construction segment revenue increased 6.7% year-over-year driven by solid execution on our diverse mix of projects. We are pleased with the performance in our U.S. Mechanical Construction segment, which grew operating income 8.5% year-over-year, despite a difficult comparison to the year ago period, due to the benefit of certain cost recoveries from a project completed in 2016. Our U.S. Building Services segment continued to deliver solid results, with double-digit operating income growth driven by strong performance in our government and energy services businesses. Results in our U.S. Industrial Services segment reflected expected weakness due to typical seasonality, further impacted by the continued residual effects from Hurricane Harvey. However, we believe that we have largely surpassed the headwinds in this segment, and expect improved performance in the second half of 2018 with the resumption of normal demand and increased project activity in our shop business. Finally, our U.K. Building Services segment had another outstanding quarter, with revenue growth of over 33% year-over-year, as we continue to execute specialty project work and expand our business with new contract awards.”

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EMCOR Reports Second Quarter Results	Page 3

Revenues for the first six months of 2018 totaled $3.85 billion, an increase of 1.8% compared to $3.79 billion for the first six months of 2017. Net income from continuing operations attributable to EMCOR for the first six months of 2018 was $126.7 million, or $2.15 per diluted share, compared to $109.9 million, or $1.84 per diluted share, for the first six months of 2017. Excluding the impairment charge recorded in the second quarter of 2018, non-GAAP net income from continuing operations attributable to EMCOR for the first six months of 2018 was $127.6 million, or $2.17 per diluted share.

Operating income for the first six months of 2018 was $177.7 million, or 4.6% of revenues, compared to $174.8 million, or 4.6% of revenues, for the first six months of 2017. Included in operating income for the first six months of 2018 was a $0.9 million impairment charge. Excluding this charge, non-GAAP operating income for the first six months of 2018 was $178.6 million, or 4.6% of revenues. SG&A totaled $380.9 million, or 9.9% of revenues, for the first six months of 2018 compared to $365.1 million, or 9.6% of revenues, for the first six months of 2017.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

Based on favorable project mix and market conditions, EMCOR is raising its full year 2018 revenue guidance to approximately $7.8 billion, an increase from the prior range of $7.6 billion to $7.7 billion. The Company now expects its full year 2018 diluted earnings per share from continuing operations to be in the range of $4.40 to $4.80, an increase from the prior range of $4.10 to $4.70.

Mr. Guzzi concluded, “We are encouraged by our performance thus far in 2018, and are well positioned for continued growth in the second half of the year. As a result, we are raising our guidance for both revenue and diluted earnings per share for the full year. Our updated guidance reflects our better than expected results in the first half of the year, continued excellent operational execution, and a strong, diverse pipeline of project work. As we look ahead, our healthy balance sheet will continue to allow us to pursue strategic acquisition opportunities that enhance our geographic reach and the breadth of our services, while returning capital to our shareholders through additional share repurchases and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Thursday, July 26, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports Second Quarter Results	Page 4

Forward Looking Statements:

This release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments speak only as of this date and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our backlog, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, and market growth. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2017 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:

This release also includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our historical operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Revenues	$1,953,886	$1,895,937	$3,854,274	$3,787,669
Cost of sales	1,663,042	1,621,436	3,294,311	3,246,828
Gross profit	290,844	274,501	559,963	540,841
Selling, general and administrative expenses	189,907	181,745	380,932	365,132
Restructuring expenses	374	343	464	908
Impairment loss on identifiable intangible assets	907	—	907	—
Operating income	99,656	92,413	177,660	174,801
Net periodic pension (cost) income	717	408	1,454	794
Interest expense	(3,457)	(3,069)	(6,453)	(6,140)
Interest income	634	73	1,178	330
Income from continuing operations before income taxes	97,550	89,825	173,839	169,785
Income tax provision	26,529	33,019	47,162	59,865
Income from continuing operations	71,021	56,806	126,677	109,920
Loss from discontinued operation, net of income taxes	(205)	(18)	(487)	(522)
Net income including noncontrolling interests	70,816	56,788	126,190	109,398
Less: Net income attributable to noncontrolling interests	—	(30)	—	—
Net income attributable to EMCOR Group, Inc.	$70,816	$56,758	$126,190	$109,398

Basic earnings (loss) per common share:
From continuing operations	$1.22	$0.96	$2.16	$1.85
From discontinued operation	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Diluted earnings (loss) per common share:
From continuing operations	$1.21	$0.95	$2.15	$1.84
From discontinued operation	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Amounts attributable to EMCOR Group, Inc. common stockholders:
Net income from continuing operations attributable to EMCOR Group, Inc.	$71,021	$56,776	$126,677	$109,920
Loss from discontinued operation, net of income taxes	(205)	(18)	(487)	(522)
Net income attributable to EMCOR Group, Inc.	$70,816	$56,758	$126,190	$109,398

Weighted average shares of common stock outstanding:
Basic	58,332,934	59,290,420	58,531,150	59,527,863
Diluted	58,670,595	59,639,061	58,862,505	59,873,416

Dividends declared per common share	$0.08	$0.08	$0.16	$0.16

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018 (Unaudited)	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$306,624	$467,430
Accounts receivable, net	1,635,289	1,607,922
Contract assets	156,134	122,621
Inventories	43,665	42,724
Prepaid expenses and other	48,511	43,812
Total current assets	2,190,223	2,284,509
Investments, notes and other long-term receivables	4,180	2,309
Property, plant & equipment, net	124,993	127,156
Goodwill	978,303	964,893
Identifiable intangible assets, net	481,577	495,036
Other assets	90,125	92,001
Total assets	$3,869,401	$3,965,904
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$15,625	$15,364
Accounts payable	505,379	567,840
Contract liabilities	551,614	524,156
Accrued payroll and benefits	282,159	322,865
Other accrued expenses and liabilities	150,153	220,727
Total current liabilities	1,504,930	1,650,952
Borrowings under revolving credit facility	25,000	25,000
Long-term debt and capital lease obligations	262,492	269,786
Other long-term obligations	341,846	346,049
Total liabilities	2,134,268	2,291,787
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,734,283	1,673,267
Noncontrolling interests	850	850
Total equity	1,735,133	1,674,117
Total liabilities and equity	$3,869,401	$3,965,904

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2018 and 2017
(In thousands) (Unaudited)

	2018	2017
Cash flows - operating activities:
Net income including noncontrolling interests	$126,190	$109,398
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	19,233	20,354
Amortization of identifiable intangible assets	21,352	24,257
Provision for doubtful accounts	7	2,543
Deferred income taxes	4,855	(6,410)
Excess tax benefits from share-based compensation	(1,065)	(1,554)
Equity income from unconsolidated entities	(290)	(758)
Non-cash expense for impairment of identifiable intangible assets	907	—
Distributions from unconsolidated entities	1,847	1,829
Other reconciling items	6,531	2,208
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(212,217)	(49,204)
Net cash (used in) provided by operating activities	(32,650)	102,663
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(25,207)	(82,724)
Proceeds from sale of property, plant and equipment	605	1,629
Purchase of property, plant and equipment	(15,914)	(17,668)
Investments in and advances to unconsolidated entities	(3,484)	—
Distributions from unconsolidated entities	83	—
Net cash used in investing activities	(43,917)	(98,763)
Cash flows - financing activities:
Repayments of long-term debt and debt issuance costs	(7,634)	(7,601)
Repayments of capital lease obligations	(696)	(716)
Dividends paid to stockholders	(9,381)	(9,531)
Repurchase of common stock	(60,508)	(65,775)
Taxes paid related to net share settlements of equity awards	(3,745)	(2,637)
Issuance of common stock under employee stock purchase plan	2,758	2,191
Payments for contingent consideration arrangements	(3,298)	(1,017)
Net cash used in financing activities	(82,504)	(85,086)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,121)	1,739
Decrease in cash, cash equivalents and restricted cash	(160,192)	(79,447)
Cash, cash equivalents and restricted cash at beginning of year	469,388	466,660
Cash, cash equivalents and restricted cash at end of period	$309,196	$387,213

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2018	2017
Revenues from unrelated entities:
United States electrical construction and facilities services	$479,542	$449,222
United States mechanical construction and facilities services	740,657	741,817
United States building services	461,033	438,264
United States industrial services	167,147	187,476
Total United States operations	1,848,379	1,816,779
United Kingdom building services	105,507	79,158
Total worldwide operations	$1,953,886	$1,895,937

	For the six months ended June 30,
	2018	2017
Revenues from unrelated entities:
United States electrical construction and facilities services	$934,294	$892,238
United States mechanical construction and facilities services	1,439,504	1,412,946
United States building services	915,785	878,294
United States industrial services	352,294	446,015
Total United States operations	3,641,877	3,629,493
United Kingdom building services	212,397	158,176
Total worldwide operations	$3,854,274	$3,787,669

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2018	2017
Operating income (loss):
United States electrical construction and facilities services	$35,985	$32,118
United States mechanical construction and facilities services	57,583	53,073
United States building services	22,430	20,237
United States industrial services	1,068	4,373
Total United States operations	117,066	109,801
United Kingdom building services	4,601	3,018
Corporate administration	(20,730)	(20,063)
Restructuring expenses	(374)	(343)
Impairment loss on identifiable intangible assets	(907)	—
Total worldwide operations	99,656	92,413
Other corporate items:
Net periodic pension (cost) income	717	408
Interest expense	(3,457)	(3,069)
Interest income	634	73
Income from continuing operations before income taxes	$97,550	$89,825

	For the six months ended June 30,
	2018	2017
Operating income (loss):
United States electrical construction and facilities services	$71,836	$63,152
United States mechanical construction and facilities services	97,175	93,525
United States building services	39,507	34,502
United States industrial services	4,537	21,417
Total United States operations	213,055	212,596
United Kingdom building services	8,371	4,236
Corporate administration	(42,395)	(41,123)
Restructuring expenses	(464)	(908)
Impairment loss on identifiable intangible assets	(907)	—
Total worldwide operations	177,660	174,801
Other corporate items:
Net periodic pension (cost) income	1,454	794
Interest expense	(6,453)	(6,140)
Interest income	1,178	330
Income from continuing operations before income taxes	$173,839	$169,785

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2018 and 2017 second quarter June 30, 2018 and 2017 operating income.  The following table provides a reconciliation between 2018 and 2017 operating income based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
GAAP operating income	$99,656	$92,413	$177,660	$174,801
Impairment loss on identifiable intangible assets	907	—	907	—
Non-GAAP operating income, excluding impairment loss on identifiable intangible assets	$100,563	$92,413	$178,567	$174,801

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2018 and 2017 second quarter June 30, 2018 and 2017 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2018 and 2017 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$71,021	$56,776	$126,677	$109,920
Impairment loss on identifiable intangible assets (2)	907	—	907	—
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding impairment loss on identifiable intangible assets	$71,928	$56,776	$127,584	$109,920

(1)  Amount is income from continuing operations less net income attributable to noncontrolling interest.
(2) Amount excludes de minimus income tax benefit.

EMCOR GROUP, INC.
RECONCILIATION OF 2018 AND 2017 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2018 and 2017 second quarter June 30, 2018 and 2017 diluted earnings per common share from continuing operations.  The following table provides a reconciliation between 2018 and 2017 diluted earnings per common share based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
GAAP diluted earnings per common share from continuing operations	$1.21	$0.95	$2.15	$1.84
Impairment loss on identifiable intangible assets (1)	0.02	—	0.02	—
Non-GAAP diluted earnings per common share from continuing operations, excluding impairment loss on identifiable intangible assets	$1.23	$0.95	$2.17	$1.84

(1) Amount excludes de minimus income tax benefit.

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